Exhibit 99.1

Press Release

Shire delivers strong revenue growth and cash generation; 20% increase in Non GAAP earnings per ADS

Continued advancement toward goal of becoming a leading global biotechnology company

April 30, 2015 – Shire (LSE: SHP, NASDAQ: SHPG) announces unaudited results for the three months to March 31, 2015.

Financial Highlights	Q1 2015	Growth(1)	CER(2)
Product sales	$1,423 million	+9%	+13%
Total revenues	$1,488 million	+11%	+15%

Non GAAP operating income	$683 million	+16%	+19%
US GAAP operating income from continuing operations	$475 million	+55%

Non GAAP EBITDA margin (excluding royalties & other revenues)(3)	46%	+1pps(4)
US GAAP net income margin(5)	28%	+11pps

Non GAAP diluted earnings per ADS	$2.84	+20%	+24%
US GAAP diluted earnings per ADS	$2.08	+77%

Non GAAP cash generation	$516 million	+56%
Non GAAP free cash flow	$542 million	+135%
US GAAP net cash provided by operating activities	$562 million	+128%

(1) Percentages compare to equivalent 2014 period.
(2) On a Constant Exchange Rate (“CER”) basis, which is a Non GAAP measure.
(3) Non GAAP earnings before interest, tax, depreciation and amortization (“EBITDA”) as a percentage of product sales, excluding royalties and other revenues.
(4) Percentage point change (“PPS”).
(5) US GAAP net income as a percentage of total revenues.

The Non GAAP financial measures included within this release are explained on page 25, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 19 - 22.

Highlights:

•	Strong product sales growth of 9% (13% on a CER basis) to $1.4 billion, driven by performance of VYVANSE®, CINRYZE®, FIRAZYR® and LIALDA®/MEZAVANT®.
•	Non GAAP earnings per ADS up 20% (up 24% on a CER basis).
•	Acquisition of NPS Pharmaceuticals, Inc. (“NPS”) completed and integration progressing according to plan.
•	Commercial portfolio strengthened through the addition of GATTEX®/REVESTIVE® and NATPARA® from NPS and the launch of VYVANSE for Binge Eating Disorder in adults.
•
Pipeline progressed, with the most significant developments being Priority Review for lifitegrast and agreement with the FDA on the regulatory path for SHP465.  Shire now has its broadest and deepest pipeline in its history.

Flemming Ornskov, M.D., Shire’s Chief Executive Officer, commented:

During the first quarter, Shire continued to exemplify the characteristics of a leading biotechnology company, delivering strong revenue growth and cash generation, while materially advancing our innovative pipeline and boosting our future growth profile through the acquisition of NPS. Our continued financial performance driven by the strength of our commercial operations, focus on efficiency, and breadth of our innovative pipeline are indicators of our bright future.  We remain confident in delivering Non GAAP diluted earnings per ADS growth in the mid-single digits in 2015 (high single digit growth on a CER basis).

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

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FINANCIAL SUMMARY

First Quarter 2015 Unaudited Results

	Q1 2015			Q1 2014
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,488	-	1,488	1,347	-	1,347
Operating income	475	208	683	307	284	591

Diluted earnings per ADS	$2.08	$0.76	$2.84	$1.17	$1.19	$2.36

•
Product sales in Q1 2015 were up 9% (up 13% on a CER basis) to $1,423 million (Q1 2014: $1,308 million) even after the effect of significantly lower INTUNIV® sales (down 79% to $17 million) following the introduction of generic competition in December 2014.

Excluding INTUNIV®, product sales were up 15%. This growth was primarily driven by VYVANSE(1) (up 19% to $417 million), CINRYZE(2) (up 73% on a reported basis to $148 million), LIALDA/MEZAVANT (up 15% to $148 million) and FIRAZYR (up 23% to $92 million).

As expected, product sales growth in Q1 2015 was held back 4 percentage points by foreign exchange headwinds from the strengthening US dollar, primarily affecting sales of ELAPRASE®, REPLAGAL® and VPRIV®.

•
Total revenues were up 11% to $1,488 million (Q1 2014: $1,347 million), as Q1 2015 benefited from higher royalties and other revenues, principally INTUNIV royalties and the inclusion of SENSIPAR® royalties acquired with NPS.

•	On a Non GAAP basis:
Operating income grew strongly in Q1 2015, up 16% to $683 million (Q1 2014: $591 million) as combined R&D and SG&A costs increased at a lower rate (up 6%) than total revenues (up 11%).  R&D costs decreased by 2% compared to Q1 2014. SG&A costs increased by 10%, primarily due to increased sales and marketing (“S&M”) spend in relation to new product launches and the first time inclusion of NPS costs.

Non GAAP EBITDA margin (excluding royalties and other revenues) was 46%, up 1 percentage point compared to Q1 2014 (Q1 2014: 45%).

On a US GAAP basis (from continuing operations):
Operating income was up 55% to $475 million (Q1 2014: $307 million), with growth benefiting from comparison against Q1 2014 which included an IPR&D intangible asset impairment charge of $166 million (Q1 2015: $nil).

•
Non GAAP diluted earnings per American Depository Share (“ADS”) increased 20% to $2.84 (2014: $2.36) primarily due to the higher Non GAAP operating income and a lower effective tax rate on Non GAAP income.

On a US GAAP basis diluted earnings per ADS increased 77% to $2.08 (Q1 2014: $1.17) primarily due to higher US GAAP operating income and a lower effective tax rate on US GAAP income.

•
Cash generation, a Non GAAP measure, was 56% higher at $516 million (Q1 2014: $331 million), due to strong cash receipts from higher sales and the benefit in Q1 2015 from the timing of rebate payments.

Free cash flow, also a Non GAAP measure, was up 135% to $542 million (2014: $231 million), due to higher cash generation and the benefit of a net cash tax repayment in Q1 2015, due to the recovery of an over-payment of tax and favourable timing of cash tax payments for 2015.

(1) Lisadexamfetamine dimesylate (“LDX”) currently marketed as VYVANSE in the US & Canada, VENVANSE® in Latin America and ELVANSE® in certain territories in the EU for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) and in the US for the treatment of moderate to severe Binge Eating Disorder in adults.

(2) CINRYZE sales recorded in Q1 2014 are from January 24, 2014, following the acquisition of ViroPharma by Shire. On a pro-forma basis, CINRYZE sales grew 28% in Q1 2015.

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On a US GAAP basis, net cash provided by operating activities was up 128% to $562 million (2014: $246 million).

•
Net debt (a Non GAAP measure) at March 31, 2015 was $2,588 million (December 31, 2014: Net cash of $2,119 million) reflecting the use of cash and cash equivalents and borrowings incurred to fund the acquisition of NPS.

On a US GAAP basis, cash and cash equivalents were $74 million at March 31, 2015 (December 31, 2014: $2,982 million).

OUTLOOK

We’ve made a strong start to 2015, and remain confident in delivering Non GAAP diluted earnings per ADS growth in the mid-single digits in 2015.

On a Constant Exchange Rate basis we continue to expect product sales growth in the mid-to-high single digits. When excluding INTUNIV, we anticipate low double digit product sales growth on a CER basis.

Based on current exchange rates we anticipate low-to-mid single digit product sales growth in 2015, as we expect growth to be held back three to four percentage points by foreign exchange headwinds which particularly impact ELAPRASE, REPLAGAL and VPRIV sales. We expect to see a lower rate of product sales growth through the remainder of 2015 than we’ve delivered in the first quarter, principally due to stronger comparatives.

Royalties and other revenues are expected to increase by 30-40% in 2015, as we include NPS’s royalty streams for the first time.

Our Non GAAP gross margin is expected to be in line with 2014 (2014: 85.8%).

We continue to expect combined Non GAAP R&D and SG&A to increase in the high single digits. We anticipate higher operating costs in the remaining quarters of 2015 than incurred in the first quarter as we include NPS’s operating costs for the balance of the year, invest behind our pipeline and increase our commercial spending, particularly on VYVANSE for BED and in preparation for the anticipated launch of lifitegrast.

We expect our Non GAAP net interest and other expense to be in line with 2014 levels.

For 2015, we expect our effective tax rate on Non GAAP income to be in the range of 15-17%, before reverting to the 17-19% range in 2016 and beyond.

Taken together, we reiterate our guidance for the full year 2015, and remain confident in delivering Non GAAP diluted earnings per ADS growth in the mid-single digits in 2015 (high single digit growth on a CER basis).

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FIRST QUARTER 2015 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

We have made good progress with our product portfolio in the quarter, launching VYVANSE in an important new indication, approval of NATPARA was achieved and we extended the range of doses available for VYVANSE.

VYVANSE – for the treatment of moderate to severe Binge Eating Disorder (“BED”) in adults

•	On January 30, 2015 Shire launched VYVANSE for the treatment of adults with moderate to severe BED.

NATPARA  – for the treatment of hypoparathyroidism

•
On January 23, 2015 it was announced that the U.S. Food and Drug Administration (“FDA”) had approved NATPARA as an adjunct to calcium and vitamin D to control hypocalcemia in patients with hypoparathyroidism. Hypoparathyroidism is a rare endocrine disorder characterized by insufficient levels of parathyroid hormone, or PTH. NATPARA is a bioengineered replica of human PTH. NATPARA was launched on April 1, 2015.

VYVANSE – for the treatment of ADHD

•
On March 23, 2015 Shire announced VYVANSE was available in a 10mg strength capsule. This new titration dose, which was approved by the FDA on October 30, 2014, is the seventh VYVANSE dosage strength available in addition to the 20mg, 30mg, 40mg, 50mg, 60mg, and 70mg capsule strengths. On April 7, 2015 Health Canada approved the 10mg dose strength for incremental titration adjustments.

Pipeline

We have progressed the pipeline, the most significant developments of which are gaining Priority Review for lifitegrast and gaining agreement with FDA on the regulatory path for SHP465.  Shire now has its broadest and deepest pipeline in its history.

SHP606 (lifitegrast) – for the treatment of the signs and symptoms of Dry Eye Disease

•
On April 9, 2015 Shire announced that the FDA accepted the New Drug Application for lifitegrast and granted a Priority Review designation. The FDA has set an action date of October 25, 2015, based on the Prescription Drug User Fee Act V.

SHP609 – for the treatment of Hunter syndrome with CNS symptoms

•	On January 26, 2015 Shire announced that the FDA has granted Fast Track designation for SHP609 for the treatment of neurocognitive decline associated with Hunter syndrome (mucopolysaccharidosis II).

SHP465 – for the treatment of adults with ADHD

•
On April 7, 2015 Shire announced that it had reached an agreement with the FDA on a clear regulatory path for SHP465 (triple-bead mixed amphetamine salts), an investigational oral stimulant medication being evaluated as a potential treatment for ADHD in adults.

SHP611 – for the treatment of the late infantile form of MLD

•
SHP611 is in development as recombinant human arylsulfatase A (rASA) delivered intrathecally every other week for the treatment of the late infantile form of MLD. This product has been granted orphan drug designation in the US and the EU. The Company initiated a 24 patient Phase 1/2 clinical trial in August 2012. The primary endpoint of this trial is to determine the safety of ascending doses (10mg, 30mg, and 100 mg) of rASA over 40 weeks. Secondary and exploratory endpoints focused on efficacy and include decline in motor function as defined by change in baseline Gross Motor Function Measure (GMFM-88). Based upon interim data for the first 18 patients, SHP611 was safe and well tolerated at all doses. In addition, while not statistically significant and despite a decline in GMFM-88 score across all doses, the 100mg dose caused a slower decline over the 40 week study period compared to the other two treatment groups, most notably for those patients with GMFM-88 > 40-50 at baseline. Analysis of other exploratory efficacy measures were also encouraging. We will continue to analyze these interim results and determine an optimal path forward in this development program.

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SHP625 – for the treatment of cholestatic liver disease

•
On April 9, 2015 Shire announced that the small 13-week Phase 2 IMAGO trial of its investigational compound SHP625 did not meet the primary or secondary endpoints in the study of 20 pediatric patients with Alagille syndrome. Given the topline results from the IMAGO study of SHP625 in pediatric patients with Alagille syndrome, we plan to analyze the totality of data to better understand the results we have seen. Data for this and other indications will be important to fully understand the safety and efficacy of SHP625 in patients with cholestatic liver disease.

OTHER DEVELOPMENTS

NPS acquisition

•
On February 21, 2015 Shire completed the acquisition of NPS. Shire plans to accelerate the growth of NPS’s innovative portfolio through its market expertise in gastrointestinal (“GI”) disorders, core capabilities in rare disease patient management, and global footprint. The integration is progressing according to plan.

Meritage acquisition

•
On February 24, 2015 Shire announced that it had acquired Meritage Pharma, Inc., a privately-held company, for an upfront payment of $75 million and additional contingent payments based on the achievement of development and regulatory milestones. With the acquisition, Shire has acquired the global rights to Meritage’s Phase 3-ready compound, Oral Budesonide Suspension (SHP621), for the treatment of adolescents and adults with eosinophilic esophagitis, a rare, chronic inflammatory GI disease. This acquisition further enhances Shire’s late-stage pipeline and leverages the Company’s rare disease and GI commercial infrastructure and expertise.

BOARD AND COMMITTEE CHANGES

Jeff Poulton has been appointed Chief Financial Officer (“CFO”) and member of the Executive Committee. Jeff will additionally join the Shire Board of Directors. Both appointments are effective immediately.

Jeff has served as Interim CFO since December 2014, while overseeing Investor Relations. An experienced pharmaceuticals and biotechnology executive, Jeff has extensive experience across financial, commercial and strategic leadership roles. He joined Shire in 2003. (See separate press release for more detail).

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations
- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157

Media
- Michele Galen	mgalen@shire.com	+1 781 482 1867
- Brooke Clarke	brclarke@shire.com	+44 1256 894 829

Dial in details for the live conference call for investors at 14:00 BST / 09:00 EDT on April 30, 2015:

UK dial in:	0808 237 0030 or 0203 139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077

International Access Numbers:	Click here

Password/Conf ID:	54094197#
Live Webcast:	Click here

The quarterly earnings presentation will be available today at 13:00 BST / 08:00 EDT on:
- Shire.com Investors section
- Shire's IR Briefcase in the iTunes Store

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OVERVIEW OF FIRST QUARTER 2015 FINANCIAL RESULTS

1.           Product sales

For the three months to March 31, 2015 product sales increased by 9% to $1,423 million (Q1 2014: $1,308 million) and represented 96% of total revenues (Q1 2014: 97%).

		Year on year growth			US Exit Market Share(2)
Product sales	Sales $M	Sales	Non GAAP CER(1)	US Rx(2)

VYVANSE	416.8	+19%	+20%	+6%	17%
LIALDA/MEZAVANT	148.5	+15%	+17%	+12%	34%
CINRYZE	148.1	+73%	+74%	n/a(3)	n/a(3)
ELAPRASE	125.0	-3%	+7%	n/a(3)	n/a(3)
REPLAGAL	97.5	-15%	-3%	n/a(4)	n/a(4)
ADDERALL XR®	95.7	+12%	+14%	+15%	5%
FIRAZYR	92.5	+23%	+26%	n/a(3)	n/a(3)
VPRIV	86.4	-1%	+6%	n/a(3)	n/a(3)
PENTASA®	78.7	+9%	+9%	-7%	13%
INTUNIV	17.4	-79%	-78%	-64%	1%
GATTEX/REVESTIVE®	14.9	n/a	n/a	n/a(3)	n/a(3)
OTHER	101.7	+4%	+14%	n/a	n/a
Total	1,423.2	+9%	+13%

(1)	On a Constant Exchange Rate (“CER”) basis, which is a Non GAAP measure.
(2)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average US market share in the month ended March 31, 2015.
(3)	IMS NPA Data not available.
(4)	Not sold in the US in Q1 2015.

VYVANSE – ADHD and BED

VYVANSE product sales grew strongly (up 19%) in Q1 2015 compared to Q1 2014 due to the benefit of a price increase taken since Q1 2014 and higher prescription demand. To a lesser extent product sales growth in Q1 2015 benefited from lower destocking in Q1 2015 compared to Q1 2014, and growth in ex-US product sales. VYVANSE was launched in mid-February for moderate to severe BED in adults and we have been pleased with the overall increase in VYVANSE prescriptions since the product became available for that indication.

LIALDA/MEZAVANT – Ulcerative Colitis

Product sales for LIALDA/MEZAVANT in Q1 2015 were up 15%, primarily driven by higher prescription demand due to higher market share and to a slightly lesser extent the benefit of a price increase taken since Q1 2014. The growth was partially offset by higher sales deductions as a percentage of product sales.

CINRYZE – for the prophylactic treatment of Hereditary Angioedema (“HAE”)

Shire acquired CINRYZE through its acquisition of ViroPharma in Q1 2014. CINRYZE sales were $148.1 million in Q1 2015, growing 73%  (28% on a pro-forma basis) on Q1 2014(1), primarily driven by more patients on therapy and a price increase taken since Q1 2014.

(1) Sales prior to January 24, 2014 were recorded by ViroPharma, prior to the acquisition by Shire.

ELAPRASE – Hunter syndrome

ELAPRASE product sales in Q1 2015 were down 3% (up 7% on a CER basis) compared to Q1 2014. Continued growth in the number of patients on therapy and a price increase taken since Q1 2014 were more than offset by the negative impact of foreign exchange movements, as expected.

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REPLAGAL – Fabry disease

REPLAGAL sales were down 15% (down  3% on a CER basis) compared to Q1 2014, driven primarily by the negative impact of foreign exchange, as expected.

ADDERALL XR – ADHD

ADDERALL XR product sales increased (up 12%) in Q1 2015, primarily due to an increase in prescription demand.

FIRAZYR – for the treatment of acute HAE attacks

FIRAZYR product sales were up 23% (up 26% on a CER basis), primarily due to growth in patients on therapy, higher unit sales and a price increase taken in January 2015.

VPRIV – Gaucher disease

VPRIV product sales in Q1 2015 were down 1% (up 6% on a CER basis), reflecting the negative impact of foreign exchange, as expected, partially offset by higher unit sales as we have seen an increase in the number of patients on therapy.

PENTASA – Ulcerative Colitis

PENTASA product sales increased in Q1 2015 (up 9%) driven by price increases taken since Q1 2014 and higher stocking, partially offset by higher sales deductions as a percentage of product sales and decrease in prescription demand.

INTUNIV – ADHD

INTUNIV product sales were down 79% in Q1 2015 reflecting the impact of generic competition from December 2014, which resulted in lower prescription demand, significantly higher sales deductions as a percentage of product sales and a higher level of destocking.

GATTEX/REVESTIVE – Short Bowel Syndrome (“SBS”)

Shire acquired GATTEX/REVESTIVE through its acquisition of NPS on February 21, 2015, and recorded sales of $14.9 million (up 44% on a pro-forma basis(1)) for the period subsequent to acquisition. The inclusion of GATTEX/REVESTIVE contributed 1 percentage point to Shire’s total product sales growth in the quarter.

(1) Sales prior to February 21, 2015 were recorded by NPS, prior to the acquisition by Shire.

2.           Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

INTUNIV		21.7	n/a	n/a
SENSIPAR®		10.4	n/a	n/a
ADDERALL XR	1.00	8.5	-6%	-6%
FOSRENOL®	1.00	8.4	-34%	-24%
3TC® and ZEFFIX®	1.00	7.5	+0%	+0%
Other	1.00	6.3	+110%	+113%
Total	1.00	62.8	+94%	+99%

Royalty income increased by 94% in Q1 2015 due to the inclusion of royalties receivable from Actavis on its generic sales of INTUNIV, and the first time inclusion of royalty income receivable from Amgen for SENSIPAR following the acquisition of NPS by Shire.

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3.	Financial details

Cost of product sales
	Q1 2015	% of product sales	Q1 2014	% of product sales
	$M		$M
Cost of product sales (US GAAP)	227.8	16%	229.5	18%
Unwind of inventory fair value step-up	(11.2)		(38.8)
Costs of employee retention awards following AbbVie's terminated offer for Shire	(2.7)		-
Depreciation	(11.7)		(10.2)
Cost of product sales (Non GAAP)	202.2	14%	180.5	14%

Non GAAP cost of product sales as a percentage of product sales remained constant at 14%.

US GAAP cost of product sales as a percentage of product sales decreased by 2 percentage points in Q1 2015 due to lower charges on the unwind of the fair value adjustment on acquired inventories.

R&D
	Q1 2015	% of product sales	Q1 2014	% of product sales
	$M		$M
R&D (US GAAP)	193.7	14%	360.5	28%
Impairment of intangible assets	-		(166.0)
Costs of employee retention awards following AbbVie's terminated offer for Shire	(5.8)		-
Depreciation	(2.8)		(5.8)
R&D (Non GAAP)	185.1	13%	188.7	14%

Non GAAP R&D decreased by $3.6 million, or 2% in Q1 2015. Increased investment behind programs acquired through Business Development activities since Q1 2014, and on existing pipeline programs, was more than offset by the effect of the completion of several large Phase 3 programs since Q1 2014 including new uses for LDX.

US GAAP R&D decreased by $166.8 million, or 46% as Q1 2014 included IPR&D asset impairment charges of $166.0 million not repeated in Q1 2015.

SG&A
	Q1 2015	% of product sales	Q1 2014	% of product sales
	$M		$M
SG&A (US GAAP)	506.6	36%	430.3	33%
Intangible asset amortization	(88.3)		(57.8)
Legal and litigation costs	(0.8)		(1.7)
Costs incurred in connection with AbbVie’s terminated offer for Shire (including employee retention awards)	(13.5)		-
Depreciation	(17.8)		(20.8)
SG&A (Non GAAP)	386.2	27%	350.0	27%

Non GAAP SG&A increased by $36.2 million, or 10%, due to increased S&M spend in relation to the launch of VYVANSE for the treatment of moderate to severe BED in adults, and the inclusion of SG&A costs related to NPS.

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US GAAP SG&A increased by $76.3 million, or 18%, as a result of higher amortization due to intangible assets acquired with NPS, and costs incurred in respect of employee retention awards following AbbVie’s terminated offer for Shire.

Gain on sale of product rights

For the three months to March 31, 2015 Shire recorded a net gain on sale of non-core product rights of $5.2 million (2014: $36.4 million). The gain in Q1 2014 reflected a gain of $43.5 million on the sale of certain CALCICHEW trade marks to Takeda, partially offset by the re-measurement of the contingent consideration receivable relating to the divestment of DAYTRANA.

Reorganization costs

For the three months to March 31, 2015 Shire recorded reorganization costs of $15.2 million (Q1 2014:  $49.4 million). Costs in the first quarter of 2015 primarily related to the relocation of roles from Chesterbrook to Lexington.

Integration and acquisition costs

For the three months to March 31, 2015 Shire recorded integration and acquisition costs of $75.7 million primarily related to the acquisition and integration of NPS.

In Q1 2014 Shire recorded integration and acquisition costs of $6.6 million. This net charge included costs of $65.8 million related to the acquisition and integration of ViroPharma, partially offset by a net credit of $59.2 million relating to the change in fair values of contingent consideration liabilities.

Interest expense

For the three months to March 31, 2015 Shire incurred interest expense of $9.6 million (Q1 2014: $7.8 million). Interest expense in Q1 2015 primarily related to interest and the amortization of financing fees incurred on borrowings to fund the NPS acquisition. Interest expense in Q1 2014 principally related to interest and amortization of issue costs incurred on borrowings to fund the ViroPharma acquisition.

Taxation

The effective rate of tax on Non GAAP income in Q1 2015 was 17% (Q1 2014: 20%), and on a US GAAP basis the effective rate of tax was 12% (Q1 2014: 17%).

The effective rate of tax in Q1 2015 on Non GAAP income from continuing operations is lower than the same period in 2014 primarily due to changes in profit mix.

The effective rate of tax in Q1 2015 on US GAAP income from continuing operations is lower than the same period in 2014 primarily due to changes in profit mix and the adverse impact in Q1 2014 of the re-measurement of deferred tax as a result of the ViroPharma acquisition.

Discontinued operations

The loss from discontinued operations for the three months to March 31, 2015 was $2.5 million net of tax (Q1 2014: $22.7 million) relating to costs associated with the divestment of the DERMAGRAFT business in 2014.

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FINANCIAL INFORMATION

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Unaudited US GAAP financial position as of March 31, 2015
Consolidated Balance Sheets
	March 31,	December 31,
	2015	2014
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	74.3	2,982.4
Restricted cash	68.9	54.6
Accounts receivable, net	1,116.3	1,035.1
Inventories	588.7	544.8
Deferred tax asset	461.8	344.7
Prepaid expenses and other current assets	216.6	221.5

Total current assets	2,526.6	5,183.1

Non-current assets:
Investments	45.7	43.7
Property, plant and equipment ("PP&E"), net	821.9	837.5
Goodwill	4,178.7	2,474.9
Other intangible assets, net	9,980.0	4,934.4
Deferred tax asset	102.7	112.1
Other non-current assets	22.7	46.4

Total assets	17,678.3	13,632.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,991.6	1,909.4
Short term borrowings	2,570.2	850.0
Other current liabilities	303.2	262.5

Total current liabilities	4,865.0	3,021.9

Non-current liabilities:
Long term borrowings	78.7	-
Deferred tax liability	2,909.9	1,210.6
Other non-current liabilities	844.0	736.7

Total liabilities	8,697.6	4,969.2

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 600.2 million shares issued and outstanding (2014: 1,000 million shares authorized; and 599.1 million shares issued and outstanding)	58.9	58.7
Additional paid-in capital	4,373.2	4,338.0
Treasury stock: 10.0 million shares (2014: 10.6 million)	(330.1)	(345.9)
Accumulated other comprehensive loss	(160.3)	(31.5)
Retained earnings	5,039.0	4,643.6

Total equity	8,980.7	8,662.9

Total liabilities and equity	17,678.3	13,632.1

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Unaudited US GAAP results for the three months to March 31, 2015
Consolidated Statements of Income

3 months to March 31,	2015	2014
	$M	$M
Revenues:
Product sales	1,423.2	1,308.1
Royalties	62.8	32.3
Other revenues	2.4	6.4
Total revenues	1,488.4	1,346.8

Costs and expenses:
Cost of product sales	227.8	229.5
R&D(1)	193.7	360.5
SG&A(2)	506.6	430.3
Gain on sale of product rights	(5.2)	(36.4)
Reorganization costs	15.2	49.4
Integration and acquisition costs	75.7	6.6
Total operating expenses	1,013.8	1,039.9

Operating income from continuing operations	474.6	306.9

Interest income	2.0	0.5
Interest expense	(9.6)	(7.8)
Other income/(expense), net	4.3	4.7
Total other expense, net	(3.3)	(2.6)

Income from continuing operations before income taxes and equity in losses of equity method investees	471.3	304.3
Income taxes	(57.4)	(50.6)
Equity in losses of equity method investees, net of taxes	(1.0)	(0.6)
Income from continuing operations, net of tax	412.9	253.1

Loss from discontinued operations, net of tax	(2.5)	(22.7)
Net income	410.4	230.4

(1)	R&D costs include impairments of IPR&D intangible asset of $nil for the three months to March 31, 2015 (2014: $166 million).
(2)	SG&A costs include amortization of intangible assets relating to intellectual property rights acquired of $88.3 million for the three months to March 31, 2015 (2014: $57.8 million).

13

Unaudited US GAAP results for the three months to March 31, 2015
Consolidated Statements of Income (continued)

3 months to March 31,	2015		2014

Earnings per ordinary share – basic
Earnings from continuing operations	70.1	c	43.3	c
Loss from discontinued operations	(0.4c	)	(3.9c	)
Earnings per ordinary share – basic	69.7	c	39.4	c

Earnings per ADS – basic	209.1	c	118.2	c

Earnings per ordinary share – diluted
Earnings from continuing operations	69.7	c	43.0	c
Loss from discontinued operations	(0.4c	)	(3.9c	)
Earnings per ordinary share – diluted	69.3	c	39.1	c

Earnings per ADS – diluted	207.9	c	117.3	c

Weighted average number of shares:
	Millions		Millions

Basic	589.1		584.3
Diluted	592.7		588.8

14

Unaudited US GAAP results for the three months to March 31, 2015
Consolidated Statements of Cash Flows

3 months to March 31,	2015	2014
	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	410.4	230.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120.6	94.6
Share based compensation	15.3	26.2
Change in fair value of contingent consideration	2.4	(59.2)
Unwind of inventory fair value step-up	11.2	38.8
Impairment of IPR&D intangible assets	-	166.0
Impairment of PP&E	-	12.1
Gain on sale of product rights	(5.2)	(36.4)
Other, net	1.1	(0.3)
Movement in deferred taxes	16.6	18.5
Equity in losses of equity method investees	1.0	0.6

Changes in operating assets and liabilities:
Increase in accounts receivable	(85.1)	(77.3)
(Decrease)/increase in sales deduction accrual	(24.6)	70.8
Increase in inventory	(22.0)	(18.6)
Decrease/(increase) in prepayments and other assets	42.4	(74.6)
Increase/(decrease) in accounts payable and other liabilities	77.5	(145.5)
Net cash provided by operating activities(A)	561.6	246.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in restricted cash	(14.5)	(10.1)
Purchases of subsidiary undertakings and businesses, net of cash acquired	(5,199.7)	(3,764.4)
Purchases of non-current investments and PP&E	(22.3)	(15.6)
Proceeds from short-term investments	54.5	46.8
Proceeds received on sale of product rights	3.9	48.0
Proceeds from disposal of non-current investments and PP&E	0.9	8.0
Other, net	-	(2.9)
Net cash used in investing activities(B)	(5,177.2)	(3,690.2)

15

Unaudited US GAAP results for the three months to March 31, 2015
Consolidated Statements of Cash Flows (continued)

3 months to March 31,	2015	2014
	$M	$M

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit, long term and short term borrowings	2,230.0	2,170.0
Repayment of revolving line of credit	(535.2)	(650.2)
Repayment of debt acquired with ViroPharma	-	(533.9)
Proceeds from ViroPharma call options	-	346.7
Contingent consideration payments	(2.4)	(7.8)
Excess tax benefit associated with exercise of stock options	19.9	20.5
Other, net	(3.2)	0.2
Net cash provided by financing activities(C)	1,709.1	1,345.5

Effect of foreign exchange rate changes on cash and cash equivalents(D)	(1.6)	(1.7)

Net decrease in cash and cash equivalents(A) +(B) +(C) +(D)	(2,908.1)	(2,100.3)
Cash and cash equivalents at beginning of period	2,982.4	2,239.4
Cash and cash equivalents at end of period	74.3	139.1

16

Unaudited US GAAP results for the three months to March 31, 2015
Selected Notes to the Financial Statements

 (1) Earnings Per Share (“EPS”)

3 months to March 31,	2015	2014
	$M	$M

Income from continuing operations	412.9	253.1
Loss from discontinued operation	(2.5)	(22.7)

Numerator for basic and diluted EPS	410.4	230.4

Weighted average number of shares:
	Millions	Millions

Basic(1)	589.1	584.3
Effect of dilutive shares:
Share based awards to employees(2)	3.6	4.5

Diluted	592.7	588.8

(1)	Excludes shares purchased by the EBT and under the share buy-back program and presented by Shire as treasury stock.
(2)	Calculated using the treasury stock method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

3 months to March 31,	2015	2014
	No. of shares Millions	No. of shares Millions

Share based awards to employees(1)	1.4	0.8

(1)
Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire’s average share price during the calculation period or (b) the required performance conditions were not satisfied as at the balance sheet date.

17

Unaudited US GAAP results for the three months to March 31, 2015
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to March 31,	2015	2014	2015	2015
			%	% of total
	$M	$M	change	revenue
Net product sales:
VYVANSE	416.8	351.2	19%	28%
LIALDA/MEZAVANT	148.5	128.9	15%	10%
CINRYZE	148.1	85.6	73%	10%
ELAPRASE	125.0	128.6	-3%	8%
REPLAGAL	97.5	114.3	-15%	7%
ADDERALL XR	95.7	85.1	12%	6%
FIRAZYR	92.5	74.9	23%	6%
VPRIV	86.4	86.9	-1%	6%
PENTASA	78.7	72.3	9%	5%
FOSRENOL	44.1	41.4	7%	3%
XAGRID	25.3	27.1	-7%	2%
INTUNIV	17.4	82.3	-79%	1%
GATTEX/REVESTIVE	14.9	-	n/a	1%
Other product sales	32.3	29.5	9%	2%
Total product sales	1,423.2	1,308.1	9%	96%
Royalties:
INTUNIV	21.7	-	n/a	1%
SENSIPAR	10.4	-	n/a	<1%
ADDERALL XR	8.5	9.0	-6%	<1%
FOSRENOL	8.4	12.8	-34%	<1%
3TC and ZEFFIX	7.5	7.5	0%	<1%
Other	6.3	3.0	110%	<1%
Total royalties	62.8	32.3	94%	4%
Other revenues	2.4	6.4	-63%	<1%

Total revenues	1,488.4	1,346.8	11%	100%

18

Unaudited results for the three months to March 31, 2015
Non GAAP reconciliation

3 months to March 31, 2015	US GAAP	Adjustments	Non GAAP

(a)	(b)	(c)	(d)	(e)	(f)
$M	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,488.4	-	-	-	-	-	-	1,488.4

Costs and expenses:
Cost of product sales	227.8	-	(11.2)	-	-	(2.7)	(11.7)	202.2
R&D	193.7	-	-	-	-	(5.8)	(2.8)	185.1
SG&A	506.6	(88.3)	-	-	(0.8)	(13.5)	(17.8)	386.2
Gain on sale of product rights	(5.2)	-	-	5.2	-	-	-	-
Reorganization costs	15.2	-	-	(15.2)	-	-	-	-
Integration and acquisition costs	75.7	-	(75.7)	-	-	-	-	-
Depreciation	-	-	-	-	-	-	32.3	32.3
Total operating expenses	1,013.8	(88.3)	(86.9)	(10.0)	(0.8)	(22.0)	-	805.8

Operating income	474.6	88.3	86.9	10.0	0.8	22.0	-	682.6

Interest income	2.0	-	-	-	-	(1.1)	-	0.9
Interest expense	(9.6)	-	-	-	-	-	-	(9.6)
Other income, net	4.3	-	-	-	-	-	-	4.3
Total other expense, net	(3.3)	-	-	-	-	(1.1)	-	(4.4)
Income before income taxes and equity in losses of equity method investees	471.3	88.3	86.9	10.0	0.8	20.9	-	678.2
Income taxes	(57.4)	(33.1)	(13.6)	(4.4)	(0.4)	(7.8)	-	(116.7)
Equity in losses of equity method investees, net of tax	(1.0)	-	-	-	-	-	-	(1.0)
Net income from continuing operations	412.9	55.2	73.3	5.6	0.4	13.1	-	560.5
Loss from discontinued operations, net of tax	(2.5)	-	-	2.5	-	-	-	-
Net income	410.4	55.2	73.3	8.1	0.4	13.1	-	560.5
Weighted average number of shares (millions) – diluted	592.7	-	-	-	-	-	-	592.7
Diluted earnings per ADS	207.9	c	27.8	c	37.1	c	4.1	c	0.3	c	6.6	c	-	283.8	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($88.3 million), and tax effect of adjustments;
(b)
Acquisition and integration activities: Unwind of NPS inventory fair value adjustments ($9.9 million), unwind of ViroPharma inventory fair value adjustments ($1.3 million), costs primarily associated with the acquisition and integration of NPS ($69.9 million), costs associated with the integration of ViroPharma ($3.4 million), net charge related to the change in fair value of contingent consideration liabilities ($2.4 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Gain on re-measurement of DAYTRANA contingent consideration to fair value ($5.2 million), costs relating to the One Shire reorganization, including costs relating to the relocation of staff from Chesterbrook to Lexington ($15.2 million), tax effect of adjustments, and loss from discontinued operations, net of tax ($2.5 million);

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($0.8 million), and tax effect of adjustments;
(e)
Other: Costs associated with AbbVie’s terminated offer for Shire ($ 22.0 million), interest income received in respect of cash deposited with the Canadian revenue authorities ($1.1 million), and tax effect of adjustments; and

(f)	Depreciation reclassification: Depreciation of $32.3 million included in Cost of product sales, R&D and SG&A for US GAAP separately disclosed for the presentation of Non GAAP earnings.

19

Unaudited results for the three months to March 31, 2014
Non GAAP reconciliation

3 months to March 31, 2014	US GAAP	Adjustments	Non GAAP

(a)	(b)	(c)	(d)	(e)
$M	$M	$M	$M	$M	$M	$M
Total revenues	1,346.8	-	-	-	-	-	1,346.8

Costs and expenses:
Cost of product sales	229.5	-	(38.8)	-	-	(10.2)	180.5
R&D	360.5	(166.0)	-	-	-	(5.8)	188.7
SG&A	430.3	(57.8)	-	-	(1.7)	(20.8)	350.0
Gain on sale of product rights	(36.4)	-	-	36.4	-	-	-
Reorganization costs	49.4	-	-	(49.4)	-	-	-
Integration and acquisition costs	6.6	-	(6.6)	-	-	-	-
Depreciation	-	-	-	-	-	36.8	36.8
Total operating expenses	1,039.9	(223.8)	(45.4)	(13.0)	(1.7)	-	756.0

Operating income	306.9	223.8	45.4	13.0	1.7	-	590.8

Interest income	0.5	-	-	-	-	-	0.5
Interest expense	(7.8)	-	-	-	-	-	(7.8)
Other income/(expense), net	4.7	-	-	(5.0)	-	-	(0.3)
Total other expense, net	(2.6)	-	-	(5.0)	-	-	(7.6)
Income before income taxes and equity in losses of equity method investees	304.3	223.8	45.4	8.0	1.7	-	583.2
Income taxes	(50.6)	(44.5)	(10.2)	(12.7)	(0.6)	-	(118.6)
Equity in losses of equity method investees, net of tax	(0.6)	-	-	-	-	-	(0.6)
Income from continuing operations	253.1	179.3	35.2	(4.7)	1.1	-	464.0
Loss from discontinued operations, net of tax	(22.7)	-	-	22.7	-	-	-
Net income	230.4	179.3	35.2	18.0	1.1	-	464.0
Weighted average number of shares (millions) – diluted	588.8	-	-	-	-	-	588.8
Diluted earnings per ADS	117.3	c	91.4	c	17.9	c	9.2	c	0.6	c	-	236.4	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of SHP602 IPR&D intangible asset ($166.0 million), amortization of intangible assets relating to intellectual property rights acquired ($57.8 million), and tax effect of adjustments;

(b)
Acquisition and integration activities: Unwind of ViroPharma inventory fair value adjustments ($38.8 million), costs associated with the acquisition and integration of ViroPharma ($65.8 million), net credit related to the change in fair values of contingent consideration liabilities, primarily relating to the release of contingent consideration liabilities in respect of the acquisition of FerroKin ($59.2 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Net gain on sale of CALCICHEW product rights to Takeda and loss on the re-measurement of DAYTRANA contingent consideration to fair value ($36.4 million), costs relating to the One Shire reorganization ($49.4 million), gain on sale of long-term investments ($5.0 million), tax effect of adjustments, and loss from discontinued operations, net of tax ($22.7 million);

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($1.7 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $36.8 million included in Cost of product sales, R&D and SG&A for US GAAP separately disclosed for the presentation of Non GAAP earnings.

20

Unaudited results for the three months to March 31, 2015
Non GAAP reconciliation

The following table reconciles US GAAP net income to Non GAAP EBITDA:

	3 months to March 31,
	2015	2014
	$M	$M
US GAAP Net Income	410.4	230.4
Add back/(deduct):
Loss from discontinued operations, net of tax	2.5	22.7
Equity in losses of equity method investees, net of taxes	1.0	0.6
Income taxes	57.4	50.6
Other expense/ (income), net	(4.3)	(4.7)
Interest expense	9.6	7.8
Interest income	(2.0)	(0.5)

US GAAP Operating income from continuing operations	474.6	306.9

Amortization	88.3	57.8
Depreciation	32.3	36.8
Asset impairments	-	166.0
Acquisition and integration activities	86.9	45.4
Divestments, reorganizations and discontinued operations	10.0	13.0
Legal and litigation costs	0.8	1.7
Other	22.0	-

Non GAAP EBITDA	714.9	627.6

Depreciation	(32.3)	(36.8)

Non GAAP Operating income from continuing operations	682.6	590.8

Net income margin(1)	28%	17%

Non GAAP EBITDA margin(2)	46%	45%

(1) Net income as a percentage of total revenues

(2) Non GAAP EBITDA as a percentage of product sales, excluding royalties and other revenues

21

Unaudited results for the three months to March 31, 2015
Non GAAP reconciliation

The following table reconciles US GAAP product sales to Non GAAP Gross Margin:
	2015	2014
	$M	$M
US GAAP Product Sales	1,423.2	1,308.1
(Deduct) / add back:
Cost of product sales (US GAAP)	(227.8)	(229.5)
Unwind of inventory fair value step-up	11.2	38.8
Costs of employee retention awards following AbbVie's terminated offer for Shire	2.7	-
Depreciation	11.7	10.2
Non GAAP Gross Margin	1,221.0	1,127.6

Non GAAP Gross Margin % (1)	85.8%	86.2%

(1) Gross Product Margin as a percentage of product sales

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to March 31,
	2015	2014
	$M	$M
Net cash provided by operating activities	561.6	246.1
Tax and interest (receipts)/payments, net	(45.8)	85.2
Non GAAP cash generation	515.8	331.3

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cash flow:

	3 months to March 31,
	2015	2014
	$M	$M
Net cash provided by operating activities	561.6	246.1
Capital expenditure	(19.8)	(15.3)
Non GAAP free cash flow	541.8	230.8

Non GAAP net (debt)/cash comprises:

	March 31,	December 31,
	2015	2014
	$M	$M
Cash and cash equivalents	74.3	2,982.4

Long term borrowings	(78.7)	-
Short term borrowings	(2,570.2)	(850.0)
Other debt	(13.0)	(13.7)
Non GAAP net (debt)/cash	(2,587.6)	2,118.7

22

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

23

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•
the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for Shire's products may affect future revenues, financial condition and results of operations;

•
Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•
the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•
Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•
the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial condition or results of operations;

•
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•
adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•
Shire faces intense competition for highly qualified personnel from other companies and organizations. Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of NPS Pharmaceuticals Inc. may adversely affect Shire’s financial condition and results of operations; and

other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including those risks outlined in “Item 1A: Risk Factors” in Shire’s Annual Report on Form 10-K for the year ended December 31, 2014.

24

NON GAAP MEASURES

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings/(losses) of equity method investees (“effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP gross margin; Non GAAP R&D; Non GAAP SG&A; Non GAAP other income/(expense); Non GAAP interest income; Non GAAP cash generation; Non GAAP free cash flow, Non GAAP net cash/(debt), Non GAAP EBITDA and Non GAAP EBITDA margin (excluding royalties and other revenues)(1). These Non GAAP measures exclude the effect of certain cash and non-cash items that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive director.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating Non GAAP earnings for both 2015 and 2014, and from our Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Up-front payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and reorganization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Legal and litigation costs:
•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Other:
•	Net income tax credit (being income tax, interest and estimated penalties) related to the settlement of certain tax positions with the Canadian revenue authorities;
•	Costs associated with AbbVie’s terminated offer for Shire, including costs of employee retention awards; and
•	Break fee received in relation to AbbVie’s terminated offer for Shire.

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2015 and 2014 Non GAAP earnings.

(1) Non GAAP EBITDA (as calculated on page 21 of this announcement) as a percentage of product sales, excluding royalties and other revenues.

25

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 19 to 22.

Growth at CER, which is a Non GAAP measure, is computed by restating 2015 results using average 2014 foreign exchange rates for the relevant period.

Average exchange rates used by Shire for Q1 2015 were $1.54:£1.00 and $1.15:€1.00 (2014: $1.66:£1.00 and $1.37:€1.00).

TRADE MARKS

All trade marks designated ® and ™ used in this press release are trade marks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trade marks of GlaxoSmithKline, PENTASA® which is a trade mark of FERRING B.V. Corp, LIALDA® which is a trade mark of Nogra International Limited, MEZAVANT® which is a trade mark of Guiliani International Limited, CALCICHEW® which is a trade mark of Takeda  and DAYTRANA® which is a trade mark of Noven Pharmaceutical Inc. Certain trade marks of Shire plc or companies within the Shire group are set out in Shire’s most recent Annual Report on Form 10-K for the years ended December 31, 2014.

26